UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2026 (July 15, 2026)

DISTRIBUTION SOLUTIONS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-10546

(Commission File Number)

36-2229304

(IRS Employer Identification No.)

301 Commerce Street, Suite 1700, Fort Worth, Texas 76102

(Address of Principal Executive Offices) (Zip Code)

(888) 611-9888

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	DSGR	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

Overview

On July 15, 2026, Distribution Solutions Group, Inc., a Delaware corporation (“DSG” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Eclipse Parent Acquisitions, LLC, a Delaware limited liability company (“Parent”), Eclipse Intermediate Acquisitions, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Intermediate”), and Eclipse Acquisitions Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Intermediate (“Merger Sub”). Parent, Intermediate and Merger Sub were formed by, and are affiliated with, LKCM Headwater Investments, LLC (“LKCM Headwater”), J. Bryan King and their respective affiliates. Mr. King is the Company’s Chief Executive Officer and Chairman of the Company’s Board of Directors (the “Board”), and is also the Managing Partner of LKCM Headwater. LKCM Headwater and its affiliates beneficially own, in the aggregate, approximately 79% of the outstanding shares of the Company’s common stock, par value $1.00 per share (the “Company Common Stock”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub will merge with and into the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, collectively, the “Transactions”), with the Company continuing as the surviving corporation, becoming a wholly owned subsidiary of Intermediate and an indirect wholly owned subsidiary of Parent. Upon completion of the Merger, the Company will become a privately held company, and the Company Common Stock will no longer be listed on Nasdaq.

Merger Consideration

On the date and at the time at which the Merger becomes effective (the “Effective Time”), by virtue of the Merger and without any action on the part of the Company, Parent, Intermediate, Merger Sub or the holders of any shares of Company Common Stock or any shares of capital stock of Merger Sub, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) Company Common Stock that is beneficially owned, directly or indirectly, by Parent, Intermediate, Merger Sub or any of Luther King Capital Management Corporation (“LKCM”), LKCM Headwater Investments II, L.P., LKCM Headwater Investments IV, L.P., LKCM Private Discipline Master Fund, SPC, PDLP Lawson, LLC, LKCM Investment Partnership, L.P., LKCM Micro-Cap Partnership, L.P., LKCM Core Discipline, L.P., 301 HW Opus Investors, LLC, LKCM TE Investors, LLC, Headwater Lawson Investors, LLC, J. Bryan King and each of their respective affiliates (collectively, the “Affiliated Stockholders”), (ii) Company Common Stock held in treasury or by any wholly owned subsidiary of the Company, and (iii) Company Common Stock held by stockholders who are entitled to and have properly exercised and not withdrawn appraisal rights under Section 262 of the DGCL) will be automatically canceled and converted into and shall thereafter represent only the right to receive an amount in cash equal to $35.00 per share, without interest (the “Merger Consideration”).

Special Committee; Board Approval

The Board established a special committee comprised solely of disinterested directors (the “Special Committee”) to among other things, consider, evaluate and negotiate the Merger Agreement and the Transactions, and make a recommendation to the Board with respect to the Merger Agreement and the Transactions. The Special Committee unanimously determined that the Merger Agreement and the Transactions are fair to, advisable and in the best interests of, the Company and the Company’s disinterested stockholders, and recommended (the “Special Committee Recommendation”) that the Board approve and declare advisable the Merger Agreement and the Transactions, submit it to the Company’s stockholders for adoption, and recommend that stockholders of the Company adopt the Merger Agreement and that the disinterested stockholders of the Company approve the Transactions. Acting upon the Special Committee Recommendation, the Board, with certain directors recusing themselves from the vote, approved and declared advisable the Merger Agreement and the Transactions and recommended that the stockholders of the Company adopt the Merger Agreement and that the disinterested stockholders of the Company approve the Transactions.

Stockholder Approvals; Closing Conditions

Consummation of the Merger is subject to customary closing conditions, including, among others: (i) adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon; (ii) approval of the Transactions by the affirmative vote of a majority of the votes cast by the Company’s disinterested stockholders (as such term is defined in Section 144 of the DGCL) in respect of the Transactions, which, for the avoidance of doubt, shall not include (a) any Affiliated Stockholders, (b) those members of the Board who are not members of the Special Committee, and (c) any Person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-2 of the Exchange Act (together with clause (i), the “Company Requisite Stockholder Approvals”); (iii) the expiration or termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iv) the absence of any law or order that enjoins, restrains, makes illegal or otherwise prevents or prohibits the Merger; (v) no Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement; and (vi) other customary conditions, including the accuracy of the parties’ respective representations and warranties (subject to customary materiality qualifiers) and material compliance with covenants. The availability of financing is not a condition to the obligations of Parent, Intermediate and Merger Sub to consummate the Merger. In connection with the Merger, the Company agreed to comply with certain provisions of its Credit Agreement (as defined below).

No Solicitation; Change in Recommendation

The Merger Agreement contains customary “no-shop” restrictions on the Company’s ability to solicit alternative acquisition proposals, or to provide information to or engage in discussions or negotiations with third parties regarding alternative acquisition proposals, subject to a customary exception that permits the Company, prior to receipt of the Company Requisite Stockholder Approvals and under certain circumstances, to provide information to and participate in discussions with a third party that makes an unsolicited written acquisition proposal that the Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with outside legal counsel and its financial advisor, constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement).

At any time prior to receipt of the Company Requisite Stockholder Approvals, the Board (acting on the recommendation of the Special Committee) or the Special Committee may, subject to certain notice and matching-right provisions in favor of Parent, make an Adverse Recommendation Change (as defined in the Merger Agreement) with respect to a Superior Proposal, or the Company may terminate the Merger Agreement to enter into a definitive Acquisition Agreement (as defined in the Merger Agreement) with respect to such Superior Proposal, if the Board or the Special Committee determines in good faith, after consultation with its outside legal counsel and its financial advisor, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law. In addition, at any time prior to obtaining the Company Requisite Stockholder Approvals, the Board (acting on the recommendation of the Special Committee) or the Special Committee may make an Adverse Recommendation Change in response to an Intervening Event (as defined in the Merger Agreement), if the Board or the Special Committee determines in good faith, after consultation with its outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable law. Parent has the right to terminate the Merger Agreement following any Adverse Recommendation Change, whether made in response to a Superior Proposal or an Intervening Event, in which case the Company would be required to pay Parent the Termination Fee (as defined below).

Termination Rights; Termination Fees

The Merger Agreement contains customary termination rights for the Company and Parent, including the right of either party to terminate the Merger Agreement if the Merger has not been consummated on or before December 31, 2026 (the “Outside Date”), subject to certain limitations and as such date may be extended pursuant to the terms of the Merger Agreement. If the Merger Agreement is terminated by the Company in connection with the Company’s entry into a definitive agreement providing for a Superior Proposal or by Parent in connection with an Adverse Recommendation Change, the Company would be required to pay Parent a termination fee in an amount in cash equal to $9,264,438 (the “Termination Fee”). If the Merger Agreement is terminated by the Company under specified circumstances relating to (i) the failure of Parent, Intermediate or Merger Sub to consummate the Merger when required to do so under the Merger Agreement or (ii) Parent’s, Intermediate’s or Merger Sub’s breach of its representations, warranties, covenants or agreements in the Merger Agreement that resulted from a Willful Breach (as defined in the Merger Agreement), Parent would be required to pay the Company a reverse termination fee in an amount in cash equal to $22,234,650 (the “Reverse Termination Fee”).

Committee’s recommendation in favor of the Merger, the Company would be required to pay Parent a termination fee in an amount in cash equal to $9,264,438 (the “Termination Fee”). If the Merger Agreement is terminated by the Company under specified circumstances relating to the failure of Parent, Intermediate or Merger Sub to consummate the Merger when required to do so under the Merger Agreement, Parent would be required to pay the Company a reverse termination fee in an amount in cash equal to $22,234,650 (the “Reverse Termination Fee”).

Financing

Concurrently with the execution and delivery of the Merger Agreement, the Company, certain of its subsidiaries (together with the Company, the “Loan Parties”), the Credit Agreement Lenders (as defined in the Merger Agreement) and JPMorgan Chase Bank, N.A., as administrative agent, entered into an amendment (the “Credit Agreement Amendment”) to the Company’s existing Second Amended and Restated Credit Agreement, dated as of December 18, 2025 (as amended by the Credit Agreement Amendment, the “Credit Agreement”), pursuant to which, under the terms and subject to the conditions set forth therein and among other things, the Credit Agreement Lenders have agreed that, subject to the applicable terms and conditions of the Credit Agreement, the proceeds of revolving loans may be used to finance the Transactions (such financing, the “Credit Agreement Financing”).

The obligations of the Credit Agreement Lenders under the Credit Agreement to fund such borrowings are subject to a number of customary conditions. Such borrowings will be priced by reference to a grid based on the Company’s leverage ratio with the margins ranging from 100 basis points to 300 basis points (for borrowings bearing interest based on the Secured Overnight Financing Rate) and 0 to 200 basis points (for borrowings bearing interest based on the alternative base rate). The Company shall pay a facility fee to the Credit Agreement Lenders priced by reference to a grid based on the Company’s leverage ratio with the applicable percentage ranging from 15 basis points to 40 basis points. The Company may be required to pay additional facility fee amounts priced at 50 basis points on the amount of revolving loans borrowed, subject to customary conditions. See Item 2.03 of this Current Report on Form 8-K for additional information regarding the Credit Agreement Amendment.

Pursuant to the Merger Agreement, the Company has agreed to provide Parent with customary cooperation in connection with Parent, Intermediate and Merger Sub obtaining debt financing for the purposes of consummating the Transactions, including using commercially reasonable efforts to maintain in effect the Credit Agreement Financing or to commence and consummate an offering of debt securities pursuant to Rule 144A or other exemption under the Securities Act of 1933.

Equity Commitment Letter

Concurrently with the execution and delivery of the Merger Agreement, LKCM Headwater Investments IV, L.P. (in its capacity as such, the “Equity Commitment Party”) entered into an equity commitment letter with Parent, Intermediate and Merger Sub (the “Equity Commitment Letter”), pursuant to which the Equity Commitment Party has committed, subject to the terms and conditions set forth therein, to purchase, or cause one or more of its affiliates to purchase, directly or indirectly, equity securities of Parent up to an aggregate amount equal to $125,000,000 to fund a portion of the amounts payable in connection with the Transactions (the “Equity Financing”). The Equity Commitment Party’s obligation to fund the commitment is subject solely to the conditions set forth in the Equity Commitment Letter, including satisfaction or waiver of the conditions to Parent’s, Intermediate’s and Merger Sub’s obligations to consummate the Merger, the substantially concurrent consummation of the Closing (as defined in the Merger Agreement) and the Credit Agreement Financing or alternative debt financing having been funded or being funded at Closing in accordance with its terms.

Limited Guarantee

Concurrently with the execution and delivery of the Merger Agreement, LKCM Headwater Investments IV, L.P. (in its capacity as such, the “Guarantor”) provided a limited guarantee in favor of the Company (the “Limited Guarantee”) pursuant to which, subject to the terms and conditions contained therein, the Guarantor is guaranteeing, among other things, Parent’s obligation to pay the Reverse Termination Fee, if and when due and payable under the Merger Agreement, and certain other payment obligations of Parent.

Voting and Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, the Company entered into a Voting and Support Agreement (the “Voting Agreement”) with LKCM, an affiliate of LKCM Headwater, pursuant to which LKCM has agreed, among other things, and subject to the terms and conditions set forth therein, to vote (or cause to be voted) all shares of Company Common Stock beneficially owned by it and its controlled affiliates (a) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other Transactions and (b) against any alternative acquisition proposal and against any action, proposal or agreement that would reasonably be expected to impede, delay or prevent the timely consummation of the Merger or the Transactions. LKCM also agreed in the Voting Agreement to waive any appraisal rights under Section 262 of the DGCL with respect to its shares in connection with the Merger. The Voting Agreement will automatically terminate upon the earlier to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms.

Treatment of Equity Awards

Except as otherwise agreed in writing by Parent and a holder thereof, each restricted stock unit with respect to Company Common Stock granted under an Equity Plan (as defined in the Merger Agreement) or otherwise (each, a “Company RSU”) outstanding immediately prior to the Effective Time that is (i) vested as of immediately prior to the Effective Time (but not yet settled) or that automatically vests as a result of the transactions contemplated by the Merger Agreement in accordance with its terms and without the exercise of any discretion (each, a “Vested Company RSU”) or (ii) held by a current or former nonemployee director of the Company, whether vested (but not yet settled) or unvested as of immediately prior to the Effective Time (each, a “Director RSU”), shall, as of the Effective Time, without any action on the part of any Person (as defined in the Merger Agreement), be canceled, and the holder thereof shall then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, without interest and subject to applicable withholding Taxes (as defined in the Merger Agreement), equal to the product, rounded to the nearest cent, of (x) the number of shares of Company Common Stock subject to such Vested Company RSU or Director RSU, as applicable, immediately prior to the Effective Time and (y) the Merger Consideration.

Except as otherwise agreed in writing by Parent and a holder thereof, each option to purchase shares of Company Common Stock granted under an Equity Plan or otherwise (each, a “Company Stock Option”) that is outstanding immediately prior to the Effective Time that vested as of immediately prior to the

Effective Time (but not yet settled) or that automatically vests as a result of the transactions contemplated by the Merger Agreement in accordance with its terms and without the exercise of any discretion (each, a “Vested Company Option”), shall, as of the Effective Time, without any action on the part of any Person, vest and be canceled, and the holder thereof shall then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, without interest and subject to applicable withholding Taxes, equal to the product of (i) the number of shares of Company Common Stock for which such Vested Company Option has not then been exercised and (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such Vested Company Option; provided, however, that each Company Stock Option (whether or not such Company Stock Option is a Vested Company Option) for which the exercise price is greater than or equal to the Merger Consideration (each, an “Underwater Option”) shall be terminated and canceled for no payment without further action on the part of any Person.

Except as otherwise agreed in writing by Parent and a holder thereof, each stock performance right granted under an Equity Plan or otherwise (each, a “Company Stock Performance Right”) that is outstanding immediately prior to the Effective Time (but not yet settled) (each, a “Vested SPR”), shall, as of the Effective Time, without any action on the part of any Person, be canceled, and the holder thereof shall then become entitled to receive, in full satisfaction of the rights of such holder with respect thereto solely, an amount in cash, without interest and subject to applicable withholding Taxes, equal to the product of (i) the number of shares of Company Common Stock for which such Vested SPR has not then been exercised and (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such Vested SPR.

Except as otherwise agreed in writing by Parent and a holder thereof, at the Effective Time, each Company RSU other than a Vested Company RSU or a Director RSU (an “Unvested Company RSU”) shall, automatically and without any required action on the part of the holder thereof, cease to represent a restricted stock unit with a right to be settled with a share of Company Common Stock and shall be converted into a right to be settled in cash in an amount equal to the Merger Consideration (each, an “Unvested Cash RSU”). Except as specifically provided above, at and following the Effective Time, each such Unvested Cash RSU shall continue to be governed by the same vesting terms and conditions as were applicable to the applicable Unvested Company RSU immediately prior to the Effective Time.

Except as otherwise agreed in writing by Parent and a holder thereof, at the Effective Time, each stock unit credited to the equity award deferral account of a participant under the Company Executive Deferral Plan (as defined in the Merger Agreement) (a “Company Stock Unit”) shall, automatically and without any required action on the part of the holder thereof, cease to represent a stock unit with a right to be settled with a share of Company Common Stock and shall be converted into an account credit in an amount equal to the Merger Consideration credited to such participant’s account balance in the Company Executive Deferral Plan which may then, after the Effective Time, be hypothetically invested in one or more measurement funds by the participant as provided in the terms of the Company Executive Deferral Plan. Such amount shall represent an unfunded obligation of the Company to make a cash payment(s) at such time and in such form to such participant pursuant to the terms of the Company Executive Deferral Plan. Except as specifically provided above, at and following the Effective Time, such amounts deferred in the Company Executive Deferral Plan shall remain subject to the terms of the Company Executive Deferral Plan.

General

The Merger Agreement, the Voting Agreement and the Limited Guarantee are filed as Exhibits 2.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Merger Agreement, the Voting Agreement and the Limited Guarantee do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms and is not intended to provide any other factual information about the Company, Parent, Intermediate, Merger Sub or any of their respective affiliates or businesses. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made between the parties), and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Except as expressly provided therein, investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company, Parent, Intermediate, Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the heading “Financing” is incorporated herein by reference.

The Credit Agreement Amendment introduces a “certain funds” framework for borrowings made to fund, among other things, Parent’s obligation to make the payments contemplated by the Merger Agreement. During the period from the First Amendment Date through the earlier of (x) the Effective Time and (y) January 8, 2027 (the “Certain Funds Period”), revolving loans to fund the merger consideration are subject only to limited conditions, including (i) no event of default with respect to payment obligations or bankruptcy/insolvency events, (ii) the accuracy of specified representations, (iii) the occurrence (or substantially contemporaneous occurrence) of the Effective Time, (iv) funding of the Equity Financing, (v) delivery of a solvency certificate and (vi) payment of all fees and expenses then due. The ordinary course conditions to borrowings under the Credit Agreement do not apply to borrowings made to fund the merger consideration.

During the Certain Funds Period, the Credit Agreement Lenders may not exercise remedies under the Credit Agreement with respect to any event of default other than events of default relating to payment obligations or bankruptcy/insolvency events.

In connection with the Merger Agreement, the Company has agreed that borrowings in the form of Revolving Loans (as defined in the Credit Agreement) under the Credit Agreement between the signing of the Merger Agreement and the closing of the Merger (other than borrowings to finance certain contemplated acquisitions) will not exceed $100,000,000 at any given time.

The Credit Agreement contains customary representations, warranties, affirmative and negative covenants, events of default, and other terms and conditions for transactions of this type. The obligations of the Loan Parties under the Credit Agreement are guaranteed by certain subsidiaries of the Company and secured by substantially all of the assets of the Loan Parties and the guarantors, subject to customary exceptions.

The foregoing summary of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, as amended by the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD.

A copy of the press release announcing the execution of the Merger Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Additional Information About the Merger and Where to Find It

In connection with the proposed Merger, the Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A (the “Proxy Statement”), and the Company, LKCM and certain of their respective affiliates intend to jointly file with the SEC a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). The definitive Proxy Statement will be sent or otherwise made available to stockholders of the Company. This communication is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document that the Company may file with the SEC in connection with the proposed Merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the Proxy Statement, the Schedule 13E-3 and other documents filed with the SEC by the Company free of charge from the SEC’s website at www.sec.gov or from the Company’s website.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company stockholders in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its most recent annual meeting of stockholders and in other documents filed by the Company with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction will be included in the Proxy Statement and Schedule 13E-3 when they are filed with the SEC. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such 2026 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements”, including statements regarding the proposed Merger, the expected timing and completion of the proposed Merger, the expected ownership and status of the Company following completion of the proposed Merger, the delisting of the Company Common Stock from Nasdaq and the financing of the proposed Merger. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially, including: the risk that the proposed Merger may not be completed in a timely manner or at all; the failure to satisfy closing conditions, including receipt of the Company Requisite Stockholder Approvals and expiration or termination of the applicable waiting period under the HSR Act; the imposition of conditions or restrictions in connection with obtaining HSR Act clearance; the risk that borrowings under the Credit Agreement may not be available to finance the Merger Consideration; the possibility that competing offers or acquisition proposals will be made; the occurrence of events giving rise to termination of the Merger Agreement, including in circumstances requiring payment of the Termination Fee; the effect of the pendency of the proposed Merger on the Company’s business relationships, operating results and business generally; the effect of the announcement or pendency of the proposed Merger on the Company’s business relationships, operating results, employees, customers, suppliers, financing sources and other business counterparties; risks related to diverting management’s attention from the Company’s ongoing business operations; the risk of litigation relating to the proposed Merger; and other risks described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 15, 2026, by and among Distribution Solutions Group, Inc., Eclipse Parent Acquisitions, LLC, Eclipse Intermediate Acquisitions, LLC and Eclipse Acquisitions Merger Sub, Inc.

10.1	Voting and Support Agreement, dated as of July 15, 2026, by and between Distribution Solutions Group, Inc. and Luther King Capital Management Corporation.

10.2	Limited Guarantee, dated as of July 15, 2026, by LKCM Headwater Investments IV, L.P. in favor of Distribution Solutions Group, Inc.

10.3*	First Amendment to Second Amended and Restated Credit Agreement, dated as of July 15, 2026, by and among Distribution Solutions Group, Inc., the subsidiary guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release dated July 16, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K, as applicable. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTION SOLUTIONS GROUP, INC.

By:	/s/ Ronald Knutson
Name:	Ronald J. Knutson
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: July 16, 2026